Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-156229, 333-145284, 333-119402, 333-107336, 333-40174, and 333-88255) of GraphOn Corporation of our report dated March 31, 2011, relating to the consolidated financial statements, which appear in this Form 10-K

/s/ Macias Gini & O’Connell LLP
Macias Gini & O’Connell LLP
Sacramento, California
March 31, 2011